

<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Morgan Stanley Tangible Asset Fund L.P. and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                  12-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               DEC-31-1998
<CASH>                                      26,519,891
<SECURITIES>                                         0
<RECEIVABLES>                                   78,722<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              25,962,970<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                25,962,970<F3>
<SALES>                                              0
<TOTAL-REVENUES>                           (11,239,913)<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,303,718
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (13,543,631)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (13,543,631)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (13,543,631)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $78,722.
<F2>In addition to cash and receivables, total assets include net unrealized loss on open contracts of $635,643.
<F3>Liabilities include redemptions payable of $895,547, accrued brokerage fees of $81,222, accrued management fee of $55,632 and accrued service fees of $22,253.
<F4>Total revenues include realized trading revenue of $(11,870,063), net change in unrealized of $(635,643) and interest income of $1,265,793.

